Western New England Bancorp, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73132, 333-98903, 333-145857, 333-197928 and 333-214261 of our reports dated March 15, 2018, relating to our audits of the consolidated financial statements and internal control over financial reporting of Western New England Bancorp, Inc. and subsidiaries, which reports appear in this Annual Report on Form 10-K of Western New England Bancorp, Inc. for the year ended December 31, 2017.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 15, 2018